Exhibit 15

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form F-3 (No. 333-131272) and related Prospectus and on Form S-8 (File No. 333-94995, 333-141177, 333-65532, 333-151929, 333-162104, 333-174748, and 333-180453) pertaining to stock option plans of CYREN Ltd., and to the incorporation by reference therein of our report dated April 30, 2014 with respect to the consolidated financial statements of CYREN Ltd.,  included in this Annual Report (Form 20-F) for the year ended December 31, 2013.

/s/ Kost, Forer, Gabbay & Kasierer A Member of EY Global

Tel-Aviv, Israel
April 30, 2014